As filed with the Securities and Exchange Commission on May 7, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-0467113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, NY	10019
(Address of principal executive offices)	(Zip code)

Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan

(Full title of the plan)

John J. Suydam, Esq.

Vice President & Secretary

ACREFI Management, LLC

9 West 57th Street, 43rd Floor

New York, NY

(212) 515-3200

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	4,696,996	$17.08	$80,224,692	$9,322

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.
(2)	Represents the average of the high and the low sale prices of the registrant’s common stock on the New York Stock Exchange on May 6, 2015.
(3)	Computed in accordance with Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

The Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan (the “Plan”) provides for grants of equity-based awards up to an aggregate of 7.5% of the issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), of Apollo Commercial Real Estate Finance, Inc. (the “Company”), on a fully diluted basis (assuming, if applicable, the exercise of all outstanding Options and the conversion of all warrants and convertible securities into shares of Common Stock), at the time of the award. The Company initially registered 787,500 shares of Common Stock for issuance under the Plan pursuant to Registration Statement on Form S-8 (No. 333-162246) filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2009 (the “Prior Registration Statement”), based on the number of shares of Common Stock issued and outstanding as of such date. The Registrant is filing this Registration Statement on Form S-8 to register an additional 4,696,996 shares of Common Stock for issuance under the Plan, based on the number of shares of Common Stock issued and outstanding, on a fully diluted basis, as of May 6, 2015.

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in this Registration Statement on Form S-8, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated by reference in this registration statement:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015;

(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on April 30, 2015;

(c) the Company’s Current Reports on Form 8-K filed with the SEC on January 5, January 13, January 30, March 10 and May 1, 2015;

(d) the Company’s Definitive Proxy Statement, filed with the SEC on March 19, 2015 (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014); and

1

(e) the description of the Common Stock, contained in the Company’s Registration Statement on Form 8-A filed with the SEC on September 10, 2009 to register the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Amendment and Restatement of Apollo Commercial Real Estate Finance, Inc.

3.2*	Bylaws of Apollo Commercial Real Estate Finance, Inc.

5.1	Opinion of Clifford Chance US LLP (including consent of such firm)

10.1**	Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan

10.2***	Form of Restricted Stock Unit Award Agreement

10.3*	Form of Restricted Stock Award Agreement

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

*	Incorporated by reference to the Company’s Registration Statement on Form S-11, as amended (Registration No. 333-160533).
**	Incorporated by reference to the Company’s Registration Statement on Form S-8 (Registration No. 333-162246).
***	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of May, 2015.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Stuart A. Rothstein Stuart A. Rothstein	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 7, 2015

By:	/s/ Megan B. Gaul Megan B. Gaul	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 7, 2015

By:	/s/ Jeffrey M. Gault Jeffrey M. Gault	Chairman	May 7, 2015

By:	/s/ Mark C. Biderman Mark C. Biderman	Director	May 7, 2015

By:	/s/ Robert A. Kasdin Robert A. Kasdin	Director	May 7, 2015

By:	/s/ Eric L. Press Eric L. Press	Director	May 7, 2015

By:	/s/ Scott S. Prince Scott S. Prince	Director	May 7, 2015

By:	/s/ Michael E. Salvati Michael E. Salvati	Director	May 7, 2015

INDEX TO EXHIBITS

Exhibit No.	Description

3.1*	Articles of Amendment and Restatement of Apollo Commercial Real Estate Finance, Inc.

3.2*	Bylaws of Apollo Commercial Real Estate Finance, Inc.

5.1	Opinion of Clifford Chance US LLP (including consent of such firm)

10.1**	Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan

10.2***	Form of Restricted Stock Unit Award Agreement

10.3*	Form of Restricted Stock Award Agreement

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

*	Incorporated by reference to the Company’s Registration Statement on Form S-11, as amended (Registration No. 333-160533).
**	Incorporated by reference to the Company’s Registration Statement on Form S-8 (Registration No. 333-162246).
***	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2015.